UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report
July 20, 2012 (July 23, 2012)
(Date of earliest event reported)

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-34709	05-0574281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13927 South Gessner Road, Missouri City, TX 77489 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (713) 972-9200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

The description of the Revolving Credit Facility in Item 2.03 is incorporated herein by reference.

SECTION 2 — Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2010, Global Geophysical Services, Inc. (the “Company” or “Borrower”) entered into a revolving credit facility under the terms of a Credit Agreement (the “Revolving Credit Facility” or “Credit Agreement”), as supplemented by those certain Amendment No. 1 and Amendment No. 2 with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto. The Revolving Credit Facility initially provided for borrowings of up to Fifty Million U.S. Dollars ($50,000,000).

Amendment No. 1 increased the maximum borrowing to Seventy Million U.S. Dollars ($70,000,000). Amendment No. 2 addressed matters other than the maximum permitted borrowings.

On July 20, 2012, Company entered into Amendment No. 3 to the Credit Agreement (the “Third Amendment”), with BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent and a Lender, BARCLAYS BANK PLC, and CITIBANK, N.A (collectively, the “Lenders” and individually, a “Lender”). The Borrower has requested and certain of the Lenders have agreed to increase such Lenders’ respective Commitments and/or extend the expiration thereof on the terms and conditions set forth in the Third Amendment.  Under the Third Amendment, the amount of the maximum permitted borrowings under the Credit Agreement was increased to Eighty-Five Million U.S. Dollars ($85,000,000) until the initial Maturity Date of April 30, 2013, at which point the amount of the maximum permitted borrowings goes to Sixty-Seven Million Five Hundred Thousand  U.S. Dollars ($67,500,000) and the Maturity Date of the Revolving Credit Facility is extended to April 30, 2014 (the “Extended Maturity Date”).

Under the Third Amendment, the Company, as Borrower, has the ability until the Extended Maturity Date to request an increase in lending commitments by an additional Ten Million U.S. Dollars ($10,000,000) subject to the requirements of the Credit Agreement.

Amendment No. 3 also increased the maximum permitted Senior Notes of the Company issued under the Senior Note Indenture dated as of April 27, 2010 from $75,000,000 to $100,000,000.

A copy of the Third Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1. Except as amended therein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed.

In connection with the Third Amendment, Company, as Shipowner, has also entered into Amendment No. 3 to First Preferred Fleet Mortgage (the “Third Mortgage Amendment”), dated as of July 20, 2012 and effective as of July 20, 2012, with BANK OF AMERICA, N.A., a national banking association, as administrative agent, as Mortgagee. The Shipowner and the Mortgagee are parties to the First Preferred Fleet Mortgage dated as of April 30, 2010 (the "Mortgage") bearing against all Shipowner’s United States Vessels, as defined therein. While the Mortgage was granted by the Shipowner in favor of the Mortgagee to secure the obligations of the Shipowner under the Credit Agreement and the other Loan Documents up to Fifty Million U.S. Dollars ($50,000,000) and subsequently amended by Amendment No. 1 to First Preferred Fleet Mortgage which increased the principal amount to Seventy Million U.S. Dollars (US$70,000,000).  Under the Third Mortgage Amendment, the principal amount is increased to Eighty-Five Million U.S. Dollars (US$85,000,000).  A copy of the Third Mortgage Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2. Except as amended herein, the Mortgage and all other Credit Documents remain in full force and effect as originally executed.

SECTION 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1
Amendment No. 3 to the Credit Agreement, dated as of July 20, 2012, by and between GLOBAL GEOPHYSICAL SERVICES, INC, as Borrower, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent and a Lender, BARCLAYS BANK PLC, and CITIBANK, N.A.

10.2
Amendment No. 3 to First Preferred Fleet Mortgage, dated as of July 20, 2012 and effective as of July 20, 2012, by and between GLOBAL GEOPHYSICAL SERVICES, INC., as Shipowner, and BANK OF AMERICA, N.A., a national banking association, as administrative agent, as Mortgagee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

July 20, 2012	By:	/s/ P. Mathew Verghese
P. Mathew Verghese
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1
Amendment No. 3 to the Credit Agreement, dated as of July 20, 2012, by and between GLOBAL GEOPHYSICAL SERVICES, INC, as Borrower, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent and a Lender, BARCLAYS BANK PLC, and CITIBANK, N.A.

Filed herewith
10.2
Amendment No. 3 to First Preferred Fleet Mortgage, dated as of July 20, 2012 and effective as of July 20, 2012, by and between GLOBAL GEOPHYSICAL SERVICES, INC., as Shipowner, and BANK OF AMERICA, N.A., a national banking association, as administrative agent, as Mortgagee.

Filed herewith